Williams & Webster, P.S.
                          Certified Public Accountants
                               601 West Riverdale
                                   Suite 1940
                         Spokane, Washington 99201-0611
                                 (509) 838-5111
                               FAX (509) 839-5114

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Nexland, Inc.
Miami, Florida

         We consent to the use of our audit report dated ______________, 2000 on the financial statements of Nexland, Inc. as of December 31, 1999, for the filing with and attachment to the Form S-1 Post Effective Amendment #4.


/s/ Williams & Webster, P.S.
------------------------------
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

June 12, 2000